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                                  EXHIBIT 99.1
[LOGO] MIIX
THE MIIX GROUP

                                  NEWS RELEASE

 THE MIIX GROUP ANNOUNCES NOTICE OF EXTENSION TO FILE ANNUAL REPORT ON FORM 10-K
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LAWRENCEVILLE, NJ, March 31, 2004 - The MIIX Group, Incorporated (OTC:MIIX) has
filed notice with the Securities and Exchange Commission on Form 12b-25 to extend the period in which it intends to file its Annual Report on Form 10-K. The 12b-25 extension allows the Company to file the Annual Report on Form 10-K on or before April 14, 2004, while remaining timely in its periodic reporting.

The Company's review of its financial results for year-end 2003 is not yet complete. The Company is continuing to review its reserve position to determine the extent to which the Company's loss experience in fiscal year 2003 is attributable to severity and frequency of claims as contrasted with the acceleration of claims in light of the Company's runoff status. The Company has retained additional actuarial services to assist in a portion of this analysis. The Company had previously announced on February 5, 2004 that it had notified the New Jersey Department of Banking and Insurance of the need to increase its loss and allocated loss adjustment expense reserves based on the progress of its annual audit at that time. The Company had expected to complete its analysis by mid-March but, due to the complexities associated with the analysis of the claim data, the adjustment required continues to be under review. The increase in reserves, given the Company's marginal surplus levels, will have a materially adverse effect on the Company.

Forward-Looking Statement

This news release contains forward-looking statements that are based on the Company's estimates and expectations concerning future events and anticipated results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. In particular, the Company's ability to manage successfully the solvent runoff of its business is subject to a number of contingencies and uncertainties. These uncertainties and other factors are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, the Company having sufficient liquidity and working capital, the performance of the Company's investment portfolio, the Company's ability to manage claims, maintaining existing reinsurance agreements at reasonable terms, the Company's ability to diversify its product lines, the continued adequacy of the Company's loss and loss

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adjustment expense reserves, the Company's avoidance of any material loss on collection of reinsurance recoverables, adverse actions of applicable regulatory agencies, general economic conditions, including changing interest rates, rates of inflation and the performance of the financial markets, adverse judicial decisions and rulings, changes in domestic and foreign laws, regulations and taxes, effects of acquisitions and divestitures and various other factors. The words "believe," "expect," "anticipate," "project" and similar expressions identify forward-looking statements. The Company's expectations regarding future earnings, growth initiatives, underwriting, cost controls, adequacy of loss and loss adjustment expense reserves, and enhancing shareholder value depend on a variety of factors, including economic, competitive and market conditions which may be beyond the Company's control and are thus difficult or impossible to predict. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as representation by the Company or any other person that the Company's objectives or plans will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors & Analysts Contact:
Allen Sugerman
Chief Financial Officer
(800) 234-MIIX, ext. 1311
asugerma@miix.com

or

News Media Contact:
Emmalee Morrison
AVP Corporate Communications
(800) 234-MIIX, ext. 1335
emorriso@miix.com

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